UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 11, 2009
Pyramid Oil Company

(Exact name of registrant as specified in its charter)

California	0-5525	94-0787340

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2008 — 21st Street Bakersfield, California		93301

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (661) 325-1000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 11, 2009, the Board of Directors of Pyramid Oil Company (the “Company”) adopted Restated Articles of Incorporation that set forth in one document the Company’s Articles of Incorporation, as amended from time to time prior to December 11, 2009. The Restated Articles of Incorporation do not otherwise amend the Company’s Articles of Incorporation.
     On December 11, 2009, the Company’s Board of Directors also adopted Amended and Restated Bylaws for the Company. The Amended and Restated Bylaws primarily reflect changes in the California General Corporation Law that have occurred since the Board of Directors last conducted an ordinary course review of the Company’s Bylaws. In addition:
•	Article II, Section C, has been amended to provide that the authorized number of directors is seven, which is consistent with the Company’s Restated Articles of Incorporation.

•	Article III has been added to provide for the operation of committees of the Board of Directors.

•	Article V has been added to provide details regarding the Company’s right to indemnify its directors, officers and other agents against judgments, settlements and other expenses incurred by them in connection with their service to the Company.

•	Article VI, Section F, has been added to set forth the deadline for stockholder nominations of persons for election to the Board of Directors and to specify the information that must be provided with any such nomination.
     The preceding discussion is qualified in its entirety by the full text of the Restated Articles of Incorporation and Amended and Restated Bylaws of the Company that are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 3.1	Restated Articles of Incorporation of Pyramid Oil Company

Exhibit 3.2	Amended and Restated Bylaws of Pyramid Oil Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pyramid Oil Company
December 17, 2009	By:	/s/ John H. Alexander
		Name:	John H. Alexander
		Title:	Chief Executive Officer

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